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                                   QUESTIONS
                                       &
                                    ANSWERS
                                     ABOUT
                                      THE
                                   CONVERSION
                                       OF

                         MICHIGAN EDUCATIONAL EMPLOYEES
                            MUTUAL INSURANCE COMPANY

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                                     [LOGO]
                              QUESTIONS & ANSWERS
                            ABOUT THE CONVERSION OF
                         MICHIGAN EDUCATIONAL EMPLOYEES
                            MUTUAL INSURANCE COMPANY

    THE BOARD OF DIRECTORS OF MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE COMPANY (MEEMIC) HAS UNANIMOUSLY VOTED TO CONVERT MEEMIC FROM A MUTUAL INSURANCE COMPANY TO A STOCK INSURANCE COMPANY, SUBJECT TO APPROVAL OF THE CONVERSION BY THE POLICYHOLDERS. COMPLETE DETAILS ON THE CONVERSION, INCLUDING THE REASONS FOR THE CONVERSION, ARE CONTAINED IN MEEMIC'S NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND IN THE PROSPECTUS OF MEEMIC HOLDINGS INC. WE ASK YOU TO READ THESE DOCUMENTS CAREFULLY.

    THIS BROCHURE IS PROVIDED TO ANSWER BASIC QUESTIONS YOU MIGHT HAVE ABOUT THE CONVERSION. REMEMBER THAT THE CONVERSION WILL NOT AFFECT THE RATES, TERMS OR CONDITIONS OF YOUR POLICY OR POLICIES.

                           MUTUAL TO STOCK CONVERSON

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   1.          Q      WHY  DID  I  RECEIVE THIS  PACKAGE  IN THE
                      MAIL?
               A      Your   insurance   company,   MEEMIC,   is
                      undertaking  a mutual-to-stock conversion,
                      which  includes  an  offering  of   MEEMIC
                      Holdings  common stock.  As a policyholder
                      of MEEMIC, you have the right to vote upon
                      the conversion and if you wish,  subscribe
                      for MEEMIC Holdings common stock.
   2.          Q      WHAT IS A "CONVERSION"?
               A      Conversion  is a change  in the legal form
                      of  organization.   MEEMIC  is   currently
                      organized  as  a mutual  insurance company
                      with   no   shareholders.   Through    the
                      conversion,  MEEMIC  will  become  a stock
                      insurance company,  and all  of the  stock
                      will  be owned by  MEEMIC Holdings. MEEMIC
                      Holdings will in turn offer its shares  to
                      policyholders  and others who are eligible
                      to participate in the offering.
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   3.          Q      WHY IS MEEMIC CONVERTING TO STOCK FORM?
               A      The conversion and sale of MEEMIC Holdings
                      stock will:
               -      Allow MEEMIC  to keep  rates  competitive,
                      add  new  products,  and  improve customer
                      service through investments in technology;
               -      Raise  new  capital  and  thereby  provide
                      additional financial security to
                      policyholders;
               -      Facilitate  future  access to  the capital
                      markets;
               -      Give  policyholders  the  opportunity   to
                      become shareholders.
   4.          Q      WILL  THE CONVERSION HAVE ANY EFFECT ON MY
                      INSURANCE POLICY WITH THE COMPANY?
               A      No. The  conversion  will not  change  the
                      rates, terms or conditions of your policy.
                      After  the  conversion, however,  you will
                      not have voting rights unless you become a
                      shareholder of MEEMIC Holdings, Inc.
   5.          Q      DID THE  BOARD  OF DIRECTORS  APPROVE  THE
                      CONVERSION?
               A      Yes.  The  board of  directors unanimously
                      adopted the plan  of conversion and  urges
                      that all policyholders vote "FOR" approval
                      of the plan of conversion.
   6.          Q      HAS  THE PLAN OF CONVERSION RECEIVED STATE
                      REGULATORY APPROVAL?
               A      Yes. The  Michigan  Insurance  Bureau  has
                      approved MEEMIC's plan of conversion as required by Michigan law.

           ABOUT VOTING "FOR" THE PLAN OF CONVERSION

   7.          Q      WHAT VOTE IS NECESSARY TO APPROVE THE PLAN
                      OF CONVERSION?
               A      The conversion  requires  the  affirmative
                      vote  of at least  two-thirds of the votes
                      cast in person or by proxy at the  Special
                      Meeting   of  Eligible   Policyholders  of
                      MEEMIC.

   8.          Q      WHAT HAPPENS  IF  MEEMIC DOES  NOT  OBTAIN
                      ENOUGH   VOTES  TO  APPROVE  THE  PLAN  OF
                      CONVERSION?
               A      MEEMIC's conversion would  not take  place
                      and MEEMIC would remain a mutual insurance company.

   9.          Q      IF  I  VOTE  "FOR"  THE  CONVERSION,  AM I
                      REQUIRED TO BUY STOCK?
               A      No.  A  vote  "FOR"  conversion  will  not
                      obligate you to buy any stock.

   10.         Q      HOW MANY VOTES DO I HAVE?
               A      There is one vote for each policy.
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   11.         Q      AM I REQUIRED TO VOTE?
               A      No.  You are not required to vote. Failure
                      to vote will not constitute a vote for  or
                      against  the conversion. However, approval
                      of the conversion requires the affirmative
                      vote of at least two-thirds of votes  cast
                      by   the   policyholders  of   MEEMIC.  We
                      therefore ask that you cast your vote, sign, date, and return your proxy card today.

   12.         Q      MAY  I  VOTE  IN  PERSON  AT  THE  SPECIAL
                      MEETING?
               A      Yes.  But we would still  like you to sign
                      your proxy and mail it today. If you then attend in person and wish to change your vote, you will have the opportunity to revoke your proxy and vote in person.

   13.         Q      WHY DID I GET SEVERAL PROXY CARDS?
               A      If  you  have  more than  one  policy with
                      MEEMIC, you may receive more than one proxy, depending on the named insureds on your policies. PLEASE VOTE AND SIGN ALL
                      PROXY CARDS!

   14.         Q      IF  A  POLICY  IS  IN  JOINT  NAMES,  MUST
                      SIGNATURES OF BOTH PARTIES BE ON THE PROXY
                      CARD?
               A      No. The signature of only one policyholder
                      is required.

                  ABOUT BECOMING A SHAREHOLDER

   15.         Q      WHAT IS THE SUBSCRIPTION OFFERING?
               A      The subscription offering  is an  offering
                      of MEEMIC Holdings common stock. The right to participate in this offering is limited to eligible policyholders, officers and directors and is non-transferable.

   16.         Q      AM  I  ELIGIBLE  TO  PARTICIPATE  IN   THE
                      SUBSCRIPTION OFFERING?
               A      A  person who was a  named insured on June
                      24,  1998  under  a  policy  of  insurance
                      issued    by   MEEMIC   is   an   eligible
                      policyholder. If  the  policy  lists  more
                      than   one  named   insured,  all  persons
                      identified  on  the  policy  as  a   named
                      insured  jointly  constitute  one eligible
                      policyholder.  The  company  reserves  the
                      right  to limit  the subscription offering
                      to Michigan residents only.
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   17.         Q      WILL STOCK BE  SOLD TO  ANYONE OTHER  THAN
                      POLICYHOLDERS, OFFICERS AND DIRECTORS?
               A      Yes.   Professionals   Group,   Inc.  will
                      receive  shares  of  MEEMIC  Holdings   in
                      exchange  for an  outstanding note  and by
                      exercising its  rights under  the  Standby
                      Purchase  and  Option  Agreement.  The $10
                      price  per  share  paid  by  Professionals
                      Group,  Inc. is identical to the price per
                      share  being  offered  to   policyholders,
                      officers and directors.

   18.         Q      HOW DO I SUBSCRIBE FOR SHARES?
               A      (1)  Complete and sign  the enclosed stock
                      order form  related  to  the  subscription
                          offering.
                      (2)  Mail the form with a check (personal,
                          certified or bank) or money order  for
                          the number of shares subscribed for in
                          the enclosed envelope. Cash and credit
                          card payments will NOT be accepted.
                      If  you misplace  the envelope,  mail your
                      form and payment to:
                      MEEMIC
                              c/o ChaseMellon Shareholder
                              Services
                              PO Box 3307
                              South Hackensack, NJ 07606
                              Attn: Reorganization Dept.
                      If  you  wish  to  use  express  mail   or
                      overnight   courier,  use   the  following
                         address:
                      MEEMIC
                              c/o ChaseMellon Shareholder
                              Services
                              85 Challenger Road, mail
                              Drop-Reorg
                              Ridgefield Park, NJ 07660

   19.         Q      CAN I PURCHASE SHARES  OF COMMON STOCK  IN
                      THE   SUBSCRIPTION  OFFERING   THROUGH  MY
                      BROKER?
               A      No. Shares  offered  in  the  subscription
                      offering   may   be   purchased   only  by
                      completing the stock order form. After the offering is completed, MEEMIC's common stock may be bought/sold through brokers like any other common stock.

   20.         Q      WHAT IS THE  DEADLINE TO  SUBMIT MY  STOCK
                      ORDER  FORM  TO THE  SUBSCRIPTION SERVICES
                      AGENT?
               A      The completed and signed stock order  form
                      accompanied  by check  or money  order for
                      good  funds  must   be  RECEIVED  BY   THE
                      SUBSCRIPTION  SERVICES  AGENT BY  THE DATE
                      SHOWN ON  THE  STOCK  ORDER  FORM  IN  THE
                      GENERAL  SECTION,  TO  BE  CONSIDERED  FOR
                      ACCEPTANCE BY MEEMIC HOLDINGS.
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   21.         Q      HOW MANY SHARES OF COMMON STOCK CAN I  BUY
                      AND WHAT IS THE PRICE?
               A      The  minimum number of  shares you can buy
                      is 100. The maximum number of shares you may buy is 10,744 for each eligible policy issued by MEEMIC. The maximum applies per policy, regardless of the number of named insureds on the policy. The stock is being offered at $10 per share, making the minimum investment equal to $1,000 and the maximum investment equal to $107,440 per eligible policy.

   22.         Q      WHAT IS THE STOCK ORDER FORM?
               A      The  stock order form is the document that
                      you must complete, sign and return to  the
                      subscription  services  agent in  order to
                      purchase  shares   in   the   subscription
                      offering.  The  document  requires certain
                      important information, such as your  name,
                      address  and  social security  number. The
                      stock order  form  also  requires  you  to
                      confirm   that   you  have   received  the
                      prospectus at least 48 hours prior to the expiration date. A stock order form is included in the subscription package.

   23.         Q      WHO SHOULD  BE THE  PAYEE ON  MY CHECK  OR
                      MONEY ORDER?
               A      Your  check (personal,  certified or bank)
                      or money order should be made payable to "ChaseMellon Shareholder Services". Please make sure your name is on the check or shown as the remitter on a money order.

   24.         Q      WILL I  BE  CHARGED A  COMMISSION  ON  THE
                      PURCHASE   OF  THE  COMMON  STOCK  IN  THE
                      SUBSCRIPTION OFFERING?
               A      No. You will  not be  charged a  brokerage
                      commission to purchase common stock in the subscription offering.

   25.         Q      WILL I EARN INTEREST ON FUNDS SUBMITTED TO
                      PURCHASE   SHARES   IN   THE  SUBSCRIPTION
                      OFFERING?
               A      Funds you submit to purchase shares in the
                      subscription  offering   will   not   earn
                      interest;  they  will  be  held  in escrow
                      until   the   subscription   offering   is
                      completed and policyholders have approved the conversion.

   26.         Q      MAY MY  SUBSCRIPTION  RIGHTS  BE  SOLD  OR
                      ASSIGNED?
               A      No.   Pursuant   to   state   regulations,
                      subscription   rights   granted   in   the
                      conversion  are not transferable. Further,
                      subscription  rights  cannot  be  used  to
                      purchase stock pursuant to an agreement to
                      transfer stock to another person.
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   27.         Q      HOW  WILL I  KNOW THAT  MY ORDER  HAS BEEN
                      RECEIVED?
               A      The subscription services agent will  mail
                      an acknowledgment of receipt to you.

   28.         Q      WHAT WILL HAPPEN TO MY ORDER IF ORDERS ARE
                      RECEIVED  FOR  MORE COMMON  STOCK  THAN IS
                      AVAILABLE?
               A      This   is   referred   to   as   an   over
                      subscription  and shares will be allocated
                      on a  formula basis  as disclosed  in  the
                      prospectus.   In  the  event  of  an  over
                      subscription, you will receive a cash refund for the shares you requested, but did not receive.

   29.         Q      CAN I  CHANGE  MY MIND  AFTER  PLACING  MY
                      ORDER?
               A      No.  You may  not modify  or withdraw your
                      order once it has been submitted.

   30.         Q      WHEN CAN  I EXPECT  TO RECEIVE  THE  STOCK
                      CERTIFICATE FOR MY COMMON STOCK?
               A      It   is  expected  that  the  subscription
                      offering  will  close  shortly  after  the
                      Special  Meeting of Eligible Policyholders
                      is held.  A  stock  certificate  for  your
                      shares    and   any   refund   check,   if
                      applicable, will be mailed to you within 10 business days thereafter. Please be aware that you may not be able to sell shares purchased until receipt of a common stock certificate.

   31.         Q      HOW MANY STOCK CERTIFICATES WILL I RECEIVE
                      FOR MY SHARES OF COMMON STOCK?
               A      You  will  receive  one  stock certificate
                      representing all  shares of  common  stock
                      purchased   by  you  in  the  subscription
                      offering.  Unfortunately,   you  may   not
                      request    additional   certificates   for
                      smaller  denominations  of  shares   until
                      after   the   subscription   offering   is
                      completed. The transfer agent may require a nominal fee from you for this service.

   32.         Q      WHAT  IF MY ADDRESS  CHANGES EITHER DURING
                      THE  SUBSCRIPTION  OFFERING  OR  BEFORE  I
                      RECEIVE MY STOCK CERTIFICATE?
               A      The stock certificate and any refund check
                      will  be mailed to the address provided in
                      the stock  order  form. Therefore,  it  is
                      your responsibility to provide appropriate
                      forwarding   instructions  to   your  post
                      office, or, when completing your stock order form, provide an address where you will be sure your mail will be safely received.

   33.         Q      WILL  DIVIDENDS  BE  PAID  ON  THE  COMMON
                      STOCK?
               A      The board of directors does not  currently
                      anticipate  paying dividends. The board of
                      directors is  responsible for  determining
                      whether MEEMIC Holdings will pay dividends
                      on the stock in the future.
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   34.         Q      I  WAS FORMERLY A MEEMIC POLICYHOLDER, BUT
                      I NO LONGER AM. AM I ELIGIBLE TO SUBSCRIBE
                      FOR SHARES?
               A      If you  were a  policyholder on  June  24,
                      1998, you may subscribe for shares. If you cancelled your policy prior to this date, you are not eligible to subscribe for shares.

   35.         Q      HOW WILL THE COMMON STOCK BE TRADED?
               A      MEEMIC  Holdings  Inc.'s  common  stock is
                      expected  to  be  quoted  on  the   Nasdaq
                      National   Market{sm}  under   the  symbol
                      "MEMH" upon completion of the  conversion.
                      Listing   on  Nasdaq  is  subject  to  the
                      satisfaction   of   various    conditions,
                      including  the number of policyholders who
                      subscribe  and   the  number   of   shares
                      purchased  by policyholders.  No assurance
                      can  be  given  that  an  established  and
                      liquid  market for  the common  stock will
                      develop. The brokerage  firms of First  of
                      Michigan,  Hoefer  & Arnett  and  ABN AMRO
                      have indicated  to  MEEMIC  Holdings  that
                      they intend to act as market makers in the
                      stock    following   completion   of   the
                      conversion.  Refer  to  "Market  for   the
                      Common Stock" in the prospectus for more information

   36.         Q      HOW CAN  I GET  FURTHER INFORMATION  ABOUT
                      THE CONVERSION?
               A      Call  the  subscription services  agent at
                      1-877-MEEMIC1
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    THIS BROCHURE IS NOT AN OFFER TO SELL  OR A SOLICITATION OF AN OFFER TO  BUY
STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

--------------------------, 1999